UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007
AMDL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California		92780-7039

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 505-4460
N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On December 21, 2007 we conducted the closing of a combined private offering (“Offering”) under Regulation D and Regulation S for the sale to accredited investors of shares of our common stock (“Shares”) and warrants (“Warrants”) to purchase a number of shares of our common stock equal to one half of the number of shares sold in the Offering (the “Warrant Shares”). We received approximately $6,203,000 in aggregate gross proceeds from the sale of 2,007,508 Shares and Warrants to purchase 1,003,755 shares in the Offering. The units consisting of one Share and a Warrant to purchase one-half share were sold at $3.09, representing a discount of approximately 25% from the average of the closing market prices of our common stock for the five consecutive trading days up to and including November 30, 2007. The exercise price of the four year Warrants issued as part of the units was $4.74 per share. We may receive additional gross proceeds of approximately $4,758,000 from the exercise of the Warrants, exclusive of any proceeds from the exercise of warrants issued to the placement agents. No assurances can be given that any of the Warrants will be exercised.
In connection with the offer and sale of the units to the purchasers in the Offering, we relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Rule 506 promulgated thereunder. We believe that the purchasers are “accredited investors”, as such terms is defined in Rule 501 (a) under the Securities Act.
Registration Statement
In connection with the Offering, we agreed to file a registration statement within 60 days of receipt of AMEX approval of issuance of the Shares (December 21, 2007) with the Securities and Exchange Commission covering the secondary offering and resale of the Shares, the Warrant Shares and the shares issuable on exercise of the placement agent warrants issued in the Offering.
Compensation to Placement Agents
In connection with the closing, we utilized the services of Galileo Asset Management, S.A., a Swiss corporation (“Galileo”) for sales to non-U.S. persons and Spencer Clarke, LLC (“Spencer Clarke”), a FINRA member broker-dealer and licensed sub agents working under Spencer Clarke for sales in the United States. For their services, the placement agents received commissions and due diligence fees of an aggregate of approximately $770,000 and warrants to purchase 200,751 shares of our common stock. Included in this amount is a $150,000 non-accountable expense allowance paid to the placement agents in connection with the Offering and we have also agreed to pay a six percent (6%) cash commission upon exercise of the Warrants by the purchasers.
Item 7.01 Regulation FD Disclosure.
On December 24, 2007, we issued a press release announcing the closing of the Offering. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press Release, dated December 24, 2007, announcing the closing of the Offering (furnished pursuant to Item 7.01).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.
By:	/s/ Gary L. Dreher
	Name:	Gary L. Dreher
	Title:	President and Chief Executive Officer

Dated: December 24, 2007

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated December 24, 2007.